Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES GAAP EARNINGS FROM CONTINUING OPERATIONS OF $0.32 PER DILUTED SHARE FOR FIRST QUARTER 2007

Global Markets continued its strong quarterly results with $36.1 million in pre-tax operating earnings in the first quarter of 2007, up more than 42% from the fourth quarter of 2006

Asset Management reported pre-tax operating earnings of $18.9 million in the first quarter of 2007 with above-average blended returns and resilient assets under management

JERSEY CITY, New Jersey (April 18, 2007) – Knight Capital Group, Inc. (Nasdaq: NITE) today reported GAAP earnings from continuing operations of $33.2 million, or $0.32 per diluted share, for the first quarter of 2007. Including a loss from discontinued operations of $1.3 million, net of tax, or $0.01 per diluted share, GAAP earnings were $0.31 per diluted share for the first quarter of 2007. This loss from discontinued operations is due to a regulatory charge related to Knight Financial Products LLC, the options market-making business that Knight sold to Citigroup in 2004.

For the first quarter of 2006, the company reported GAAP earnings of $49.1 million, or $0.47 per diluted share, and pre-tax earnings from continuing operations of $82.0 million. The GAAP earnings of $0.47 per diluted share in the first quarter of 2006 included a pre-tax charge of $8.0 million relating to the costs associated with excess real estate capacity in Jersey City, N.J. Excluding this item, pre-tax earnings from continuing operations for the first quarter of 2006 were $90.0 million, or $0.52 per diluted share.

“Continuing operations” include the company’s two operating business segments, Global Markets and Asset Management. Continuing operations also include a Corporate segment, encompassing corporate investments and overhead expenses. Amounts reported as “discontinued operations” include the company’s former Derivative Markets business segment, which included subsidiary Knight Financial Products LLC, the sale of which was completed to Citigroup at the close of business on December 9, 2004.

Revenues for the first quarter of 2007 were $241.7 million, compared to $277.2 million for the first quarter of 2006.

“Knight had a strong first quarter,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight Capital Group. “The overall trading environment was marked by a slight decrease in retail investing during the first three months, but the trend was offset by the presence of professional traders driving more volume. Compared to the fourth quarter, our Global Markets results improved with stronger electronic trading and an increase in total institutional commissions. Global Markets revenues increased 11% over fourth quarter, and pre-tax margins exceeded our target of 20% with consistent performance across the board. Asset Management was a stellar contributor to our total results in the first quarter as Deephaven successfully navigated through a manager transition at one of its funds while delivering attractive returns. Of particular note was the resilience of Deephaven’s assets under management which reached approximately $3.9 billion as of April 1, 2007.”

	Q1 2007	Q1 2006
Revenues ($)	241,651,663	277,194,444
Net income from continuing operations ($)	33,185,712	49,132,041
Loss from discontinued operations, net of tax ($)	(1,332,818)	—
Net income ($)	31,852,894	49,132,041
Diluted EPS from continuing operations ($)	0.32	0.47
Diluted EPS from discontinued operations ($)	(0.01)	—
Diluted EPS ($)	0.31	0.47
U.S. equity dollar value traded (in $ millions)	562,500	559,672
U.S. equity trades executed (in thousands)	66,892	61,019
Average daily U.S. equity trades (in thousands)	1,097	984
Nasdaq and Listed equity shares traded (in millions)	23,761	27,861
OTC Bulletin Board and Pink Sheet shares traded (in millions)	218,826	373,676
Average revenue capture per U.S. equity dollar value traded (bps)	2.0	2.3
Average month-end balance of assets under management (in $ millions)	4,071.5	2,946.2
Quarterly fund return to investors*	4.9%	8.5%

*	Quarterly fund return represents the blended quarterly return across all assets under management.

Global Markets

During the first quarter of 2007, the Global Markets business segment generated total revenues of $172.6 million, compared to $188.7 million in the first quarter of 2006. In the first quarter of 2007, the Global Markets business segment reported pre-tax operating earnings from continuing operations of $36.1 million, compared to pre-tax operating earnings from continuing operations of $56.5 million in the first quarter of 2006.

“Knight’s broker-dealer business turned in a solid performance during the first quarter while delivering some of the finest best execution stats in the securities industry,” Mr. Joyce said. “Even though retail investor activity drifted lower in March as measured by daily average revenue trades, Knight’s broker-dealer business added several new sell-side clients who are using our trading software to their benefit. At the same time, the institutional business continued its year-over-year gain in market share. Knight Direct, our DMA product with multi-asset class capabilities, was rolled out to the majority of our existing DMA clients, positioning the platform for solid growth through the balance of this year.”

Knight promoted James P. Smyth, 51, to Executive Vice President, as approved by the Board of Directors at its regular meeting on April 17, 2007. Mr. Smyth, who is responsible for Knight’s broker-dealer operations, had been a Senior Managing Director. Since his appointment as head of the broker-dealer business in June 2005, Mr. Smyth has directed Knight’s increase in automation and the refinement of the company’s hybrid cash and electronic trading operation. He joined Knight in September 2002 as Senior Vice President, Institutional Soft Dollars, after a 24-year career with Merrill Lynch & Co.

Asset Management

During the first quarter of 2007, the Asset Management business segment, Deephaven Capital Management, generated $60.7 million in asset management fees, compared to $70.5 million in the same period a year ago. In the first quarter of 2007, Asset Management reported pre-tax operating earnings from continuing operations of $18.9 million, compared to pre-tax operating earnings from continuing operations of $26.8 million in the first quarter of 2006. Asset Management had approximately $3.9 billion under management at April 1, 2007, up from $3.1 billion under management at April 1, 2006.

“Colin Smith and the Deephaven management team did an outstanding job during the first quarter,” Mr. Joyce said. “Deephaven’s ability to maintain a significant level of assets under management and attract new money during a transition in management is a testament to newly appointed global event-driven portfolio manager Andy Greenberg and to the hard work of the funds’ client relationship professionals. Deephaven also turned in another great quarterly performance, with blended returns once again well above the market neutral average. The funds experienced strong performance across the portfolio, and the multi-strategy fund continued to benefit from allocation trends in the public pension and fund of funds arena. With the transition behind it, Deephaven can focus on extending its 12-year track record of success.”

Corporate

In the first quarter of 2007, the Corporate segment reported a pre-tax operating loss from continuing operations of $339,000, compared to pre-tax operating earnings from continuing operations of $6.7 million in the first quarter of 2006.

The company’s corporate investment in the Deephaven funds earned $8.0 million pre-tax during the first quarter of 2007, down from $19.0 million pre-tax during the first quarter of 2006, reflecting the lower returns on a lower average corporate investment balance in the Deephaven Funds. As of March 31, 2007, the company had $159.2 million in cash and cash equivalents and a $195.4 million corporate investment in funds managed by Deephaven.

The company had $967.8 million in stockholders’ equity as of March 31, 2007, equivalent to a book value of approximately $9.28 per diluted share.

During the first quarter of 2007, the company repurchased 2.7 million shares for approximately $45.4 million under the company’s $495 million stock repurchase program. To date, the company has repurchased 44.4 million shares for $412.4 million. The company has $83 million available to repurchase under the current program. The company cautions that there are no assurances that any further repurchases may actually occur.

“Knight remains focused on driving growth in revenues while maintaining a healthy pre-tax margin rate,” Mr. Joyce said. “We are confident that Deephaven is well positioned in the alternative investment industry to execute against aggressive goals for expansion and growth. At the same time, our equity volumes, scope of securities traded and high execution quality should keep Knight’s Global Markets business in an industry-leading position serving both buy-side and sell-side firms as the marketplace evolves. With a premium on technology, execution quality and the ability to access fragmented liquidity, Knight is more important to our clients than ever. We have executed strategically in building our virtual exchange, and now we are in the optimization stage of making all of the varied parts work together efficiently for Knight clients.”

* * *

Copies of this earnings release and other information on the company can be obtained at the company’s website, www.knight.com. The company will conduct its first quarter 2007 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Daylight Time (EDT) today, April 18, 2007. To access Knight’s earnings conference call, please dial 800.811.7286 for domestic callers or 913.981.4902 for international callers. When prompted, provide the passcode, which is 1088546. The conference call will be webcast live at 9:00 a.m. EDT for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for March 2007 on its website before the start of trading today.

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides voice and electronic access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients, and asset management for institutions and private clients. Our Global Markets business offers superior execution quality through natural liquidity, capital facilitation and trading technology, with comprehensive products and services that support the capital formation process. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets. More information about Knight can be found at www.knight.com.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the Company’s results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management believes provides useful information to investors. Within this press release, the Company has disclosed its pre-tax operating earnings from continuing operations and its operating expenses for certain reporting periods before charges, writedowns and lease loss accruals and discontinued operations to assist the reader in understanding the impact of these charges, writedowns and lease loss accruals and discontinued operations on the Company’s financial results, thereby facilitating more useful period-to-period comparisons of the Company’s businesses.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties associated with the recent change in management at Deephaven and the potential impact on the Deephaven business and assets under management, and the other risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons
Senior Managing Director,	Vice President,
Corporate Communications	Corporate Communications
& Investor Relations	201-356-1523 or
201-557-6954 or	kfitzsimmons@knight.com
mwyrwas@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended March 31,
	2007	2006
Revenues
Commissions and fees	$103,859,455	$102,643,011
Net trading revenue	61,637,081	80,039,151
Asset management fees	60,713,955	70,511,043
Interest and dividends, net	4,817,943	3,313,976
Investment income and other	10,623,229	20,687,263

Total revenues	241,651,663	277,194,444

Transaction-based expenses
Execution and clearance fees	27,410,486	28,924,406
Soft dollar and commission recapture expense	14,536,648	18,446,324
Payments for order flow and ECN rebates	12,598,965	9,873,398

Total transaction-based expenses	54,546,099	57,244,128

Revenues, net of transaction-based expenses	187,105,564	219,950,316

Other direct expenses
Employee compensation and benefits	102,232,892	99,556,170
Communications and data processing	8,699,226	7,638,143
Professional fees	5,489,122	6,383,123
Depreciation and amortization	5,401,780	4,407,695
Business development	3,778,832	2,122,317
Occupancy and equipment rentals	3,455,226	3,352,487
Writedown of assets and lease loss accrual	—	7,997,434
Other	3,332,746	6,448,370

Total other direct expenses	132,389,824	137,905,739

Income from continuing operations before income taxes	54,715,740	82,044,577
Income tax expense	21,530,028	32,912,536

Net income from continuing operations	33,185,712	49,132,041
Loss from discontinued operations, net of tax	(1,332,818)	—

Net income	$31,852,894	$49,132,041

Basic earnings per share from continuing operations	$0.33	$0.49

Diluted earnings per share from continuing operations	$0.32	$0.47

Basic and diluted earnings per share from discontinued operations	$(0.01)	$—

Basic earnings per share	$0.32	$0.49

Diluted earnings per share	$0.31	$0.47

Shares used in computation of basic earnings per share	100,906,063	100,422,995

Shares used in computation of diluted earnings per share	104,334,956	104,129,560

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$159,232,302	$214,759,915
Securities owned, held at clearing brokers, at market value	711,426,136	711,774,643
Receivable from brokers and dealers	351,754,733	372,897,376
Asset management fees receivable	46,927,428	112,204,064
Investment in Deephaven sponsored funds	195,366,563	187,573,291
Fixed assets and leasehold improvements at cost, less accumulated depreciation and amortization	64,276,103	66,449,617
Strategic investments	45,936,798	49,436,605
Goodwill	133,072,889	133,042,889
Intangible assets, less accumulated amortization	62,253,105	63,701,006
Other assets	192,576,738	116,374,310

Total assets	$1,962,822,795	$2,028,213,716

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at market value	$690,321,227	$693,071,230
Payable to brokers and dealers	53,445,355	47,852,721
Accrued compensation expense	143,068,776	227,846,699
Accrued expenses and other liabilities	108,228,744	96,956,122

Total liabilities	995,064,102	1,065,726,772

Stockholders’ equity
Class A common stock	1,489,127	1,449,588
Additional paid-in-capital	544,601,895	519,790,132
Retained earnings	843,712,219	811,859,325
Treasury stock, at cost	(422,044,548)	(370,612,101)

Total stockholders’ equity	967,758,693	962,486,944

Total liabilities and stockholders’ equity	$1,962,822,795	$2,028,213,716

KNIGHT CAPITAL GROUP, INC.

PRE-TAX OPERATING EARNINGS FROM CONTINUING

OPERATIONS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended
	March 31, 2007	March 31, 2006
Asset Management
Revenues	$61.2	$70.8
Operating Expenses	42.3	44.1

Pre-Tax Operating Earnings	18.9	26.8

Global Markets
Revenues	172.6	188.7
Operating Expenses	136.5	132.1

Pre-Tax Operating Earnings	36.1	56.5

Corporate
Revenues	7.8	17.7
Operating Expenses	8.2	11.0

Pre-Tax Operating Earnings	(0.3)	6.7

Consolidated
Revenues	241.7	277.2
Operating Expenses	186.9	187.2

Pre-Tax Operating Earnings	$54.7	$90.0

*	Totals may not add due to rounding.

KNIGHT CAPITAL GROUP, INC.

RECONCILIATION OF TOTAL GAAP EXPENSES AND PRE-TAX GAAP INCOME TO

OPERATING EXPENSES AND PRE-TAX OPERATING EARNINGS*

Amounts in millions

(Unaudited)

TOTAL GAAP EXPENSES TO OPERATING EXPENSES

	For the three months ended March 31, 2007
	Asset Management	Global Markets	Corporate	Total
Transaction-based expenses	$—	$54.5	$—	$54.5
Other direct expenses	42.3	81.9	8.2	132.4

TOTAL GAAP EXPENSES	42.3	136.5	8.2	186.9
Net impact of adjustments	—	—	—	—

OPERATING EXPENSES	$42.3	$136.5	$8.2	$186.9

	For the three months ended March 31, 2006
	Asset Management	Global Markets	Corporate	Total
Transaction-based expenses	$—	$57.2	$—	$57.2
Other direct expenses	44.1	82.9	11.0	138.0

TOTAL GAAP EXPENSES	44.1	140.1	11.0	195.2
Adjustments:
Writedown of assets and lease loss accrual	—	(8.0)	—	(8.0)

OPERATING EXPENSES	$44.1	$132.1	$11.0	$187.2

PRE-TAX GAAP INCOME TO PRE-TAX OPERATING EARNINGS

	For the three months ended March 31, 2007
	Asset Management	Global Markets	Corporate	Total
PRE-TAX GAAP INCOME FROM CONTINUING OPERATIONS	$18.9	$36.1	$(0.3)	$54.7
Net impact of adjustments	—	—	—	—

PRE-TAX OPERATING EARNINGS FROM CONTINUING OPERATIONS	$18.9	$36.1	$(0.3)	$54.7

	For the three months ended March 31, 2006
	Asset Management	Global Markets	Corporate	Total
PRE-TAX GAAP INCOME FROM CONTINUING OPERATIONS	$26.8	$48.5	$6.7	$82.0
Adjustments:
Writedown of assets and lease loss accrual	—	8.0	—	8.0

PRE-TAX OPERATING EARNINGS FROM CONTINUING OPERATIONS	$26.8	$56.5	$6.7	$90.0

*	Totals may not add due to rounding.